UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2007, the Company entered into a Major Reseller Agreement (the “Agreement”) with Posit Science Corporation (“Posit”), a company that develops, markets and sells software products that are designed to improve an individual’s cognitive performance. Posit’s current products are focused on combating age-related cognitive decline.

Pursuant to the terms of the Agreement, the Company has become a non-exclusive authorized reseller of Posit’s products within the United States and Canada. The Company is authorized to sell Posit’s products to educational institutions for use by faculty, staff and Board members, as well as to certain other group or institutional buyers. In consideration for these sales, Posit will pay the Company a percentage of those sales as a commission. The Agreement is effective for one year and may be renewed by the parties for an additional one year upon their mutual agreement. The Company does not expect that amounts paid to it under this Agreement will be material to its revenue. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, which will be filed with the Company’s report on Form 10-K for the year ending December 31, 2007.

Under a pre-existing license agreement, Posit licenses certain technology from the Company for use in a defined healthcare field. Michael Merzenich, a founder of the Company and a current member of the Company’s board of directors, is also a founder, board member, chief scientific officer and a significant shareholder of Posit.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.	Revised Non-Employee Director Compensation Arrangements

On November 1, 2007, the Board of Directors (the “Board”) of the Company revised the terms of its compensation for members of the Board who are not employees of the Company. Effective January 1, 2008,

A.	Each such director will receive a $20,000 annual retainer (an increase from $10,000 under the prior compensation plan).

B.	The lead independent director will also receive a $7,500 annual retainer (the lead independent director did not receive a separate annual retainer for such duties under the prior compensation plan).

C.	The chairman of the audit committee will also receive a $10,000 annual retainer (this is the same compensation as under the prior plan).

D.	The chairman of each Board committee other than the audit committee will also receive a $2,000 annual retainer (this is the same compensation as under the prior plan).

E.

All such retainers may be paid, at the director’s election, either in cash, or by the grant of a stock bonus grant under the Company’s 1999 Equity Incentive Plan (the “Plan”) for a number of shares equal to the aggregate dollar amount of the retainer divided by the fair market value of one share of the Company’s common stock (determined in accordance with that Plan) as of the January 1 retainer grant date.

F.

In addition to the retainers noted in 1.A through 1.E above, upon initial election to the Board after January 1, 2008, each new non-employee director will receive a restricted stock unit (RSU) award under the Plan for 8,000 shares. This award vests in six equal installments (i.e., at approximately six-month intervals) over a three-year period, with the vesting period commencing on the Company’s next regular RSU vesting date after the date of the award and thereafter on the Company’s regular RSU vesting dates (under the prior compensation plan, each new director received an option to purchase 5,000 shares of the Company’s common stock with a per share exercise price equal to the fair market value of the Company’s common stock on the date of grant (determined in accordance with the Plan), which was fully vested on the grant date).

G.

On January 1 of each year, each non-employee director will also receive an RSU award for 2,500 shares. This award vests in six equal installments (i.e., at approximately six-month intervals) over a three-year period, with the vesting period commencing on the Company’s next regular RSU vesting date after the date of the award and thereafter on the Company’s regular RSU vesting dates (under the prior compensation plan, each director received an annual option to purchase 5,000 shares of the Company’s common stock with a per share exercise price equal to the fair market value of the Company’s common stock on the date of grant (determined in accordance with the Plan), which was fully vested on the grant date).

H.

Effective January 1, 2008, the Company has eliminated the $1,000 per Board meeting attendance fee paid to each non-employee director. The Company will continue to pay a $1,000 attendance fee with respect to each Committee fee attended by non-employee directors.

I.

Effective January 1, 2008, the Company will calculate and pay director compensation on a calendar year schedule (under the prior compensation plan, director compensation was calculated and paid on a July 22 through July 21 annual cycle).

2.	Transition Compensation Arrangements for Calendar 2008

In light of the payments that were made to the non-employee directors in July 2007 under the prior July 22, 2007 – July 21, 2008 compensation plan and cycle, on November 1, 2007, the Board also approved additional compensation for the non-employee directors (other than Rodman W. Moorhead III) to be paid on January 1, 2008, after which the non-employee directors are not expected to receive additional compensation during calendar year 2008. These transition payments are calculated based on the following: (x) in the case of the annual retainer, the difference between the new annual retainer and the proportion of the annual retainer paid in July 2007 under the prior compensation plan that is attributable to the 2008 calendar year and (y) in the case of the RSU awards, the difference between the award amount under the new plan and the number of options granted to the directors in July 2007 under the prior compensation plan that are attributable to the 2008 calendar year (with each RSU being deemed to equal to two shares under a stock option). Based on this methodology, the transitional compensation is as follows:

A.	$14,438 to each non-employee director, other than Mr. Moorhead;

B.	$14,438 to the Chair of the Audit Committee;

C.	$888 to the Chairs of the Research and Marketing Committees; and

D.	An RSU award for 1,100 shares for each non-employee director, vesting on the three-year schedule set forth in 1.G above.

3.	Compensation for Rodman W. Moorhead III

On November 1, 2007, the Board also reviewed and revised the Company’s compensation arrangements with Rodman W. Moorhead III. Prior to November 1, 2007, Mr. Moorhead did not receive any compensation from the Company for his services on the Board because of his affiliation with Warburg Pincus. In light of Mr. Moorhead’s retirement from Warburg Pincus in January 2007, the Board approved the following compensation arrangements for Mr. Moorhead:

A.	For Mr. Moorhead’s services in calendar year 2007:
•	A retainer of $10,000 for his service on the Board (payable in cash or a stock bonus grant);
•

An additional retainer of $4,000 for his service as the chairman of each of the Compensation and Nominating and Corporate Governance Committees (payable in cash or(payable in cash or a stock bonus grant);

•	Board and committee meeting fees of $1,000 per meeting for all Board and committee meetings attended during 2007, which equates to $12,.000 (payable solely in cash);
•

A stock option to purchase 5,000 shares, issued under the Plan, which shall have an exercise price of 5.90 per share (the closing price on November 1, 2007), a term of five years from grant date and is fully vested.

B.

For calendar year 2008, Mr. Moorhead’s compensation will differ from that of the other non-employee directors because Mr. Moorhead’s 2007 compensation was for the 2007 calendar year rather than the 2007-08 Board compensation year. For Mr. Moorhead’s services in calendar year 2008, he will receive the following:

•	$20,000 as a member of the Board;
•	$7,500 as Lead Independent Director;

•	$2,000 as chair of the Compensation Committee;
•	$2,000 as chair of the Nominating and Corporate Governance Committee;
•	An RSU award for 2,500 shares, on the vesting terms set forth above.

Mr. Moorhead will receive this compensation on January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Date: November 7, 2007	By: /s/ Linda L. Carloni
Title: Vice President and General Counsel